FOURTEENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP
                     OF SUMMIT PROPERTIES PARTNERSHIP, L.P.


        This FOURTEENTH AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP OF SUMMIT PROPERTIES PARTNERSHIP, L.P. (this "Amendment"), dated as of October 31, 1998, is entered into by and among Summit Properties Inc. (the "General Partner") and those Persons whose names are set forth on Exhibit A or Exhibit B attached hereto and incorporated herein. All capitalized terms contained herein and not otherwise defined herein shall have the meaning attributed to them in the Agreement (as hereinafter defined).

        WHEREAS, (i) the General Partner, (ii) the Persons whose names are set forth on Exhibit B (each, a "Ewing Partner" and, collectively, the "Ewing Partners"), and (iii) the Persons whose names are set forth on Exhibit A other than the Ewing Partners (collectively, the "Pre-Ewing Partners") are partners of Summit Properties Partnership, L.P. (the "Partnership") pursuant to an Agreement of Limited Partnership dated as of January 29, 1994, as previously amended (as amended, the "Agreement"); and

        WHEREAS, the General Partner, the Pre-Ewing Partners and the Ewing Partners executed that certain Thirteenth Amendment to the Agreement (the "Thirteenth Amendment"), dated as of October 31, 1998, pursuant to which the Partnership received a contribution of partnership interests in certain limited partnerships in exchange for (i) the admission of the Ewing Partners as limited partners in the Partnership and (ii) the allocation of Partnership Units to the Ewing Partners; and

        WHEREAS, the General Partner, the Pre-Ewing Partners and the Ewing Partners acknowledge that the Thirteenth Amendment incorrectly set forth the number of Partnership Units allocated to each Ewing Partner; and

        WHEREAS, the General Partner, the Pre-Ewing Partners and the Ewing Partners desire to cause the Agreement and the Thirteenth Amendment to be amended to reflect the correct number of Partnership Units allocated to each Ewing Partner; and

        WHEREAS, the General Partner, the Partnership, the Ewing Partners, and the shareholders of Ewing Industries, Inc., an Ohio corporation entered into that certain Registration Rights and Lock-Up Agreement, dated of even date herewith (the "Lock-Up Agreement"), certain provisions of which relate to the prohibition, without the prior written consent of the General Partner, during the Lock-Up Period (as defined in the Lock-Up Agreement), of any offer, sale, contract for sale, hypothecation, pledge, attempt to redeem, grant of an option, right or warrant to purchase or otherwise dispose of, directly or indirectly, any Partnership Units (collectively, the "Lock-Up Provisions"); and

        WHEREAS, the General Partner, the Pre-Ewing Partners and the Ewing Partners desire to cause the Agreement to be amended to include the Lock-Up Provisions.

        NOW, THEREFORE, in accordance with the provisions of Section 12.3 of the Agreement (Amendment of Agreement and Certificate of Limited Partnership), the Agreement is hereby amended to (i) substitute Exhibit A attached hereto for Exhibit A attached to the Agreement, (ii) substitute Exhibit B attached hereto for Exhibit B attached to the Thirteenth Amendment, and (iii) incorporate by this reference the Lock-Up Provisions into the Agreement. Except as expressly amended by the provisions hereof or as may be necessary to effect the intent of the parties as evidenced by this Amendment, all other terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEROF, the parties hereto have executed this Amendment as of the date first above written.

                                    GENERAL PARTNER:

                                    SUMMIT PROPERTIES INC.

                                    By:  /s/ Douglas E. Brout
                                         ------------------------------------
                                         Name: Douglas E. Brout
                                         Title: Vice President


                                    PRE-EWING PARTNERS:

                                    Those persons listed on Exhibit A attached hereto other than the Ewing Partners

                                    By:  Summit Properties Inc.,
                                         their attorney-in-fact

                                         By:  /s/ Douglas E. Brout
                                              -------------------------------
                                              Name:  Douglas E. Brout
                                              Title: Vice President


                                    EWING PARTNERS:

                                    Those persons listed on Exhibit B attached hereto

                                    By:  SUMMIT PROPERTIES INC.,
                                         their attorney-in-fact

                                         By:  /s/ Douglas E. Brout
                                              -------------------------------
                                              Name:  Douglas E. Brout
                                              Title: Vice President

                                    EXHIBIT A

                       PARTNERS AND OWNERSHIP PERCENTAGES

                                    EXHIBIT B

                                 EWING PARTNERS


               Name                                       Number of Units
               ----                                       ---------------
               KW Partnership

               LAD Partnership

               Michael L. Pacillio

               Milan Investment Trust

               S. Joseph Barrett